Exhibit 21



LEUCADIA NATIONAL CORPORATION
Subsidiaries as of December 31, 2003

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

                                                                                         State/Country of
Name                                                                                      Incorporation
----                                                                                      -------------

Baldwin Enterprises, Inc.                                                                    Colorado
NSAC, Inc.                                                                                   Colorado
RRP, Inc.                                                                                    Colorado
330 Mad. Parent Corp.                                                                        Delaware
Aques Investments Corporation II                                                             Delaware
Aques Investments Corporation III                                                            Delaware
AIC Financial Corporation                                                                    Delaware
American Investment Company                                                                  Delaware
Baldwin-CIS L.L.C.                                                                           Delaware
BELLPET, Inc.                                                                                Delaware
Burnham Developer, LLC                                                                       Delaware
Cannon & Associates, LLC                                                                     Delaware
CG Austria, Inc.                                                                             Delaware
Critical Connections, Inc.                                                                   Delaware
Conwed Corporation                                                                           Delaware
Hawaii Ventures, LLC                                                                         Delaware
HWB 2507 Kalakaua, LLC                                                                       Delaware
L-Credit, LLC                                                                                Delaware
Leucadia Aviation, Inc.                                                                      Delaware
Leucadia Cellars, Ltd.                                                                       Delaware
Leucadia-Eagle Corporation                                                                   Delaware
Leucadia Property Holdings, Ltd.                                                             Delaware
Leucadia Symphony, Ltd.                                                                      Delaware
LNC Investments, LLC                                                                         Delaware
LR Credit, LLC                                                                               Delaware
LR Credit 1, LLC                                                                             Delaware
LR Credit 2, LLC                                                                             Delaware
LUK-Acquisition III, LLC                                                                     Delaware
LUK-Asia LLC                                                                                 Delaware
LUK-HY Fund, LLC                                                                             Delaware
LUK-Israel LLC                                                                               Delaware
LUK-Shop, LLC                                                                                Delaware
LUK-Symphony, LLC                                                                            Delaware
LUK-Symphony Management, LLC                                                                 Delaware
LUK-TTP, LLC                                                                                 Delaware
LUK-Visible, LLC                                                                             Delaware
Lympus, LLC                                                                                  Delaware
MK Gold Company                                                                              Delaware
Nead Corporation                                                                             Delaware
Neward Corporation                                                                           Delaware
Rastin Investing Corp.                                                                       Delaware
Rehab Works, LLC                                                                             Delaware
Square 711 Developer, LLC                                                                    Delaware
Stillwater Holdings, LLC                                                                     Delaware
Symphony Health Services, Inc.                                                               Delaware
Symphony Health Services, LLC                                                                Delaware
Symphony Respiratory Services, Inc.                                                          Delaware
Symphony Respiratory Services, LLC                                                           Delaware
Symphony Staffing Services, LLC                                                              Delaware
Terra Thermal Power, LLC                                                                     Delaware
VTA Management Services, LLC                                                                 Delaware
WCS Communications Systems, Inc.                                                             Delaware
Williams Aircraft Leasing, LLC                                                               Delaware
Williams Communications Emerging Markets, LLC                                                Delaware
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

                                                                Exhibit 21


LEUCADIA NATIONAL CORPORATION
Subsidiaries as of December 31, 2003, continued

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

                                                                                         State/Country of
Name                                                                                      Incorporation
----                                                                                      -------------

Williams Communications Managed Services, LLC                                                Delaware
Williams Communications Managed Services of California, Inc.                                 Delaware
Williams Communications Procurement, L.L.C.                                                  Delaware
Williams Communications Procurement, LP                                                      Delaware
WilTel Communications, LLC                                                                   Delaware
WilTel Local Network, LLC                                                                    Delaware
WilTel Technology Center, LLC                                                                Delaware
Draper Lake, LLC                                                                             Florida
LUK-Draper, Inc.                                                                             Florida
Rosemary Beach Cottage Rental Company                                                        Florida
Rosemary Beach Land Company                                                                  Florida
Rosemary Beach Realty, Inc.                                                                  Florida
College Life Development Corporation                                                         Indiana
Professional Data Management, Inc.                                                           Indiana
TTP Corporation                                                                              Nevada
WilTel Communications Group, Inc.                                                            Nevada
Empire Insurance Company                                                                     New York
Leucadia, Inc.                                                                               New York
Leucadia Investors, Inc.                                                                     New York
LUK-REN, Inc.                                                                                New York
HWB Ventures, Inc.                                                                           New York
PLRC, Inc.                                                                                   New York
Phlcorp, Inc.                                                                                Pennsylvania
Pine Ridge Winery, LLC                                                                       Texas
American Investment Bank, N.A.                                                               United States
American Investment Financial                                                                Utah
Aviation Leasing Company, LLC                                                                Utah
Leucadia Financial Corporation                                                               Utah
Leucadia International Corporation                                                           Utah
Leucadia Properties, Inc.                                                                    Utah
Silver Mountain Industries, Inc.                                                             Utah
Telluride Properties Acquisition, Inc.                                                       Utah
Terracor II                                                                                  Utah
WilTel Communications of Virginia, Inc.                                                      Virginia
WMAC Investment Corporation                                                                  Wisconsin
Canadian International Power Company Limited                                                 Wyoming
WilTel Communications Australia Pty. Limited                                                 Australia
WilTel Communications Pty. Limited                                                           Australia
Williams Communications Participations Holdings GmbH                                         Austria
Williams Communications Participations GmbH                                                  Austria
Williams Communications Brasil Ltda.                                                         Brazil
LUK-Japan Ltd.                                                                               British Virgin Islands
WilTel Communications (Cayman) Holdings Ltd.                                                 Cayman Islands
WilTel Communications (Cayman) Limited                                                       Cayman Islands
WilTel International Telecom (Chile) Limited                                                 Cayman Islands
Williams Comunicaciones Chile Limitada                                                       Chile
Williams Communications (Hong Kong) Limited                                                  Hong Kong
Williams Communications K.K.                                                                 Japan
MK Gold de Mexico, S.R.L. de.  C.V.                                                          Mexico
MK Gold Exploration B.V.                                                                     Netherlands
Williams Communications Network, Inc.                                                        New Brunswick, Canada
Williams Communications Group PTE Ltd.                                                       Singapore
Cobre Las Cruces, S.A.                                                                       Spain
Iberia Exploraciones, S.A.                                                                   Spain
Next Venue Europe, Ltd.                                                                      United Kingdom
Vyvx International Ltd.                                                                      United Kingdom
Williams Communications Group, Ltd.                                                          United Kingdom
WilTel Communications UK Limited                                                             United Kingdom




Subsidiaries not included on this list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2003.